                                                                   EXHIBIT 99(A)


THE SECURITIES EVIDENCED BY THIS CONVERTIBLE SUBORDINATED PROMISSORY NOTE (AND THE COMMON SHARES INTO WHICH SUCH SECURITIES ARE CONVERTIBLE) ARE SUBJECT TO AN INVESTMENT AGREEMENT DATED DECEMBER 31, 1996, AND A STOCKHOLDERS AGREEMENT DATED AS OF DECEMBER 31, 1996, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION AND WILL BE FURNISHED TO THE HOLDER ON REQUEST TO THE SECRETARY OF THE CORPORATION. SUCH INVESTMENT AGREEMENT AND STOCKHOLDERS AGREEMENT PROVIDE, AMONG OTHER THINGS, FOR CERTAIN RESTRICTIONS ON VOTING, SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS NOTE, AND THE HOLDER HAS RIGHTS TO REQUIRE REPURCHASE BY THE CORPORATION UPON THE OCCURRENCE OF CERTAIN EVENTS. THE SECURITIES EVIDENCED BY THIS NOTE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION, SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

               SENIOR SUBORDINATED CONVERTIBLE PROMISSORY NOTE
                                  DUE 2001
               _______________________________________________

NO. 01                                                          Denver, Colorado
$2,000,000.00                                  Issuance Date:  December 31, 1996


                 FOR VALUE RECEIVED, THE QUIZNO'S CORPORATION, a Colorado corporation with an office at 7555 East Hampden Avenue, Suite 601, Denver, Colorado 80231 ("Maker" or "Corporation"), promises to pay to the order of RETAIL & RESTAURANT GROWTH CAPITAL, L.P., a Delaware limited partnership having an office at 10000 N. Central Expressway, Suite 1060, Dallas, Texas 75231 (together with its successors and assigns, "Payee"), at such office of Payee, or such other place as Payee may designate from time to time in writing, the principal sum of Two Million and 00/100 Dollars ($2,000,000.00) in lawful money of the United States of America, together with interest thereon from the date hereof as follows:

                 1. THE NOTE. This Senior Subordinated Convertible Promissory Note Due 2001 (the "Note") is being issued by the Maker pursuant to an Investment Agreement dated as of the date hereof by and among the Payee and the Maker (as amended, from time to time, the "Investment Agreement"), and Payee's rights and the Maker's obligations hereunder are subject to the provisions of the Investment Agreement. Capitalized terms used in this Note and not otherwise defined shall have the meanings those terms have in the Investment Agreement. The obligations of the Maker under this Note are secured by a Security Agreement dated as of the date hereof (the "Security Agreement") and by a Pledge Agreement dated as of the date hereof (the "Pledge Agreement"). Reference to the Investment Agreement, the Security Agreement, and the Pledge Agreement shall in no way impair the negotiability hereof or the absolute and unconditional obligation of the Maker to pay both principal and interest hereon as provided herein. The principal balance of the Note which is outstanding and unpaid from time to time is referred to as the "Principal Amount".

                 2. INTEREST RATE. The Principal Amount shall bear interest at an annual rate of twelve and three-quarters percent (12.75%) while no Event of Default has occurred and is continuing and at an annual rate of eighteen percent (18%) while an Event of Default has occurred and is continuing. Interest shall be calculated on the basis of a 360 day year consisting of 12 months each of 30 days. Notwithstanding anything to the contrary contained herein, the effective rate of interest hereunder shall not exceed the maximum effective rate of interest permitted by applicable law or regulation, including the regulations promulgated under 15 U.S.C. Section 662(5), that is Section 103(5) of the Small Business Investment Act of 1958, as amended. If the amount of interest payable on any date under this Note would exceed the maximum amount permitted by applicable law or regulation, then the amount of interest payable on such date shall be reduced automatically to such maximum amount. If any interest or other charges, charged, paid or payable by the Maker in connection with this Note results in charging, compensation, payment or earning of interest in excess of the maximum allowed by the applicable law as aforesaid, then any and all such excess shall be and the same is hereby waived by the Payee, and any and all such excess previously paid shall be automatically credited against and in reduction of the Principal Amount.

                 3. PAYMENTS OF PRINCIPAL AND INTEREST. The Principal Amount shall be payable in full on December 31, 2001 (the "Maturity Date"). Interest only on the Principal Amount shall be payable monthly in arrears on the first day of each month by 2:00 p.m. Dallas time for the first eighteen months subsequent to the Issuance Date beginning on February 1, 1997.
Beginning at the end of the nineteenth (19th) month from the Issuance Date and continuing through the end of the fifty-ninth (59th) month from the Issuance Date, principal and interest shall be payable monthly based on a five (5) year straight line amortization schedule and using a simple interest calculation. All remaining unpaid principal and accrued interest shall be payable at the end of the sixtieth (60th) month after the Issuance Date. All amounts of principal and interest payable hereunder shall be paid by the Maker by check or wire transfer in immediately available and freely transferrable funds. All payments shall be made at the Payee's address set forth in the first





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

paragraph of this Note, or such other place as may be designated by Payee in writing to Maker.

                 4. CONVERSION PRINCIPAL. Up to an aggregate of One Million One Hundred Fifty-Five Thousand Eight Hundred Twenty-Five and 70/100 Dollars ($1,155,825.70) of the original Principal Amount (such amount, as reduced by the prior conversion of any portion thereof, is referred to herein as the "Conversion Principal") may be converted, in whole or in part, into the Maker's Common Stock ("Common Stock") as provided in Section 7 below (such event being referred to as a "Conversion"). Simultaneously with any Conversion, the Maker shall execute and deliver to the Payee a new promissory note for the remaining Principal Amount and accrued but unpaid interest (the "Substitute Note"). Each Substitute Note shall be dated as of the date hereof, shall have terms identical to the terms of this Note (other than the amount and the amount of the Conversion Principal) shall be considered to have renewed this note by amendment (and shall not be deemed a novation), and shall be deemed to have been issued pursuant to the Investment Agreement and Investment Documents and secured by the Security Agreement and Pledge Agreement. That portion of the Principal Amount which exceeds the Conversion Principal is referred to as the "Unconvertible Amount."

                 5.       PREPAYMENTS.

                          Upon not less than thirty day's prior written notice
to Payee, the Maker may prepay this Note in whole or in part at any time without penalty in amounts not less than $500,000. Partial prepayments shall be credited first to accrued interest then to the outstanding Unconvertible Amount, and finally to the Conversion Principal.

                 6.       WARRANT.

                          Each time a principal payment is made on the
Conversion Principal of the Note, the Maker shall issue a warrant in the form attached hereto as Exhibit A (with blanks appropriately completed) to purchase shares of the Maker's Common Stock for the price and with such other rights as the Payee would have had if the Note had not been prepaid. Payee shall pay a warrant price of $1,000 at the time the first warrant is issued.

                 7.       CONVERSION OF NOTE INTO COMMON STOCK.

                          (a)     CONVERSION.  The Conversion Principal (as set
out in Section 4) shall be convertible by the Payee at the office of the Corporation or any transfer agent for the Note, at the option of the Payee without the payment of





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

additional consideration, at any time after the date of issuance of such Note into the whole number of fully paid and nonassessable shares of Common Stock determined by dividing the amount of this Note being converted by the Conversion Price in effect at the time of conversion, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to any remaining Conversion Principal amount of this Note which cannot be converted into a full share. The "Conversion Price" shall initially be $3.10 and shall be adjusted and readjusted from time to time as provided in this Note.

                          (b)     MECHANISMS OF CONVERSION.  In order to
convert this Note, the Payee shall surrender to the Corporation at the office of the Corporation or of any transfer agent for the Note, this Note, accompanied by written notice to the Corporation that the Payee elects to convert all or a specified amount of the Conversion Principal and stating therein the Payee's name or the name or names of Payee's nominees in which the Payee wishes the certificate or certificates for Common Stock to be issued.
The Corporation shall, as soon as practicable thereafter, issue and deliver to the Payee or to the Payee's nominee or nominees, a certificate or certificates representing the number of shares of Common Stock and a check for the amount of cash to which the Payee shall be entitled as aforesaid and, if less than the full amount of this Note is being converted, a New Note in the principal amount not being converted. Any conversion made at the election of the Payee shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note, and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the recordholder or holders of such Common Stock on such date.

                          (c)     ADJUSTMENTS TO CONVERSION PRICE.

                                  (i)      STOCK DIVIDENDS, SUBDIVISIONS AND
COMBINATIONS, NON PRO-RATA REPURCHASES. In case at any time or from time to time the Corporation shall:

                                        (A)     take a record of the holders of
its Other Stock (as defined below) for the purpose of entitling them to receive a dividend payable in, or other distribution of, Other Stock (other than Common Stock), or

                                        (B)     subdivide its outstanding
shares of Other Stock into a larger number of shares of Other Stock, or

                                        (C)     combine its outstanding shares
of Other Stock into a smaller number of shares of Other Stock,





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then the Conversion Price in effect immediately after the happening of any such event shall be proportionately decreased, in case of the happening of events described in subparagraphs A or B above, or proportionately increased, in case of the happening of events described in subparagraph C above. "Other Stock" shall mean the Common Stock and shall also include all other stock of the Corporation of any other class other than Convertible Stock. A reclassification of the Other Stock into shares of Other Stock and shares of any other class of stock shall be deemed a distribution by the Corporation to the holders of its Other Stock of such shares of such other class of stock within the meaning of this Subsection and, if the outstanding shares of Other Stock shall be changed into a larger or smaller number of shares of Other Stock as a part of such reclassification, shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Other Stock within the meaning of this Subsection c(i).

                                  (ii)     REPURCHASE OF OTHER STOCK.  In case
at any time or from time to time, the Corporation shall (except as hereinafter provided) repurchase any Other Stock (the "Repurchased Stock"), then upon the consummation of such repurchase the Conversion Price then in effect shall be decreased to an amount determined by multiplying the Conversion Price in effect immediately prior to such adjustment by a fraction, (x) the numerator of which is the Current Market Price (as defined below) per share of Common Stock as determined on the date on which such repurchase is made, and (y) the denominator of which is the Current Market Price per share of Common Stock on the date immediately prior to such repurchase (after giving effect to any stock splits, stock dividends or other stock repurchases between the date of such repurchase and the date on which such calculation is made); provided, however, that if the numerator of such fraction is greater than the denominator of such fraction, then no adjustment to the Conversion Price shall be made. No adjustment of the Conversion Price shall be made under this Subsection upon the repurchase of the Repurchased Stock if such repurchase, together with all repurchases during the previous twelve (12) calendar months, is a repurchase of less than the sum of (1) 5% of the issued and outstanding Other Stock determined as of the date of such repurchase, plus (2) repurchases of stock options and Other Stock underlying such stock options in a transaction or series of transactions during such twelve (12) month period not exceeding $50,000 in the aggregate.

                                  (iii)    ISSUANCE OF ADDITIONAL SHARES OF
OTHER STOCK. "Additional Shares of Other Stock" shall mean all shares of Other Stock issued by the Corporation after the date of this Note other than (i) the shares of Common Stock issued to a holder of Convertible Stock upon conversion of such Convertible Stock, and (ii) Permitted Common Stock Issuances. In case at any time or from time to time, the Corporation shall (except as hereinafter provided) issue, whether in





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connection with the merger of a corporation into the Corporation or otherwise, any Additional Shares of Other Stock for a consideration per share less than the Conversion Price then in effect (as so adjusted from time to time for additional issuances, reductions and other adjustments to the number of shares of Common Stock outstanding, including without limitation stock splits, stock dividends, reverse stock splits, pro rata repurchases, and any other good faith transfer of securities or other transaction which results in an increase or decrease in the number of shares of Common Stock outstanding) (such amount per share, the "Minimum Issue Price") on the Computation Date (determined as set forth below), then the Conversion Price shall be adjusted to be that number determined by multiplying the Conversion Price in effect immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Other Stock then outstanding, plus the number of shares of Other Stock which the aggregate consideration for the total number of such Additional Shares of Other Stock so issued would purchase at the Minimum Issue Price per share of Common Stock and (y) the denominator of which shall be the number of shares of Other Stock then outstanding plus the number of such Additional Shares of Other Stock so issued. The provisions of this Subsection shall not apply to any issuance of Additional Shares of Other Stock for which an adjustment is provided under Subsection 7(c)(i). No adjustment of the Conversion Price shall be made under this Subsection upon the issuance of any Additional Shares of Other Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants, options or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant or other rights therefor) pursuant to Subsection (iv) or (v) of this Subsection 7(c). "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities, which are convertible into or exchangeable for Additional Shares of Other Stock, either immediately or upon the arrival of a specified date or the happening of a specified event. For purposes of this Subsection, the "Computation Date" shall be the earlier of (x) the date on which the Corporation shall enter into a firm contract for the issuance of such Additional Shares of Other Stock, or (y) the date of actual issuance of such Additional Shares of Other Stock.

                                  (iv)     ISSUANCE OF WARRANTS, OPTIONS OR
OTHER RIGHTS. In case at any time or from time to time, the Corporation shall take a record of the holders of its Other Stock for the purpose of entitling them to receive a distribution of, or shall otherwise issue, any warrants, options or other rights to subscribe for or purchase any Additional Shares of Other Stock or any Convertible Securities (other than Permitted Stock Issuances and Common Stock issuable upon conversion of Convertible Stock), and the consideration per share for which Additional Shares of Other Stock may at any time thereafter be issuable pursuant to such warrants, options or other rights or pursuant to the terms of such Convertible Securities shall be less than the Minimum Issue Price then in effect on the Computation Date (as determined below), then the Conversion Price shall be adjusted as provided in the second sentence of Subsection 7(c)(iii). Such adjustment shall be made on the basis that (i) the consideration per share for which such Additional Shares of Other Stock may be issued equals a fraction, (x) the denominator of which is the maximum number of Additional Shares of Other Stock issuable pursuant to all such warrants,





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

options or other rights or necessary to effect the conversion or exchange of all such Convertible Securities, and (y) the numerator of which is the minimum consideration received and receivable by the Corporation for such Additional Shares of Other Stock pursuant to such warrants, options or other rights or pursuant to the terms of such Convertible Securities, (ii) the maximum number of Additional Shares of Other Stock issuable pursuant to all such warrants, options or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the Computation Date (determined as set forth in the last sentence of this Subsection), and (iii) the aggregate consideration for such maximum number of Additional Shares of Other Stock shall be deemed to be the minimum consideration received and receivable by the Corporation for the issuance of such Additional Shares of Other Stock pursuant to such warrants, options or other rights or pursuant to the terms of such Convertible Securities.

                 For purposes of this Subsection, the "Computation Date" shall be the earliest of (a) the date on which the Corporation shall take a record of the holders of its Other Stock for the purpose of entitling them to receive any such warrants, options or other rights, (b) the date on which the Corporation shall enter into a firm contract for the issuance of such warrants, options or other rights, and (c) the date of actual issuance of such warrants, options or other rights.

                                  (v)      ISSUANCE OF CONVERTIBLE SECURITIES.
In case at any time or from time to time, the Corporation shall take a record of holders of the Other Stock for the purpose of entitling them to receive a distribution of, or shall otherwise issue, any Convertible Securities (other than the Permitted Common Stock Issuances and Convertible Stock) and the consideration per share for which additional shares of other stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the Minimum Issue Price then in effect on the Computation Date (as determined below), then the Conversion Price shall be adjusted as provided in the second sentence of Subsection 7(c)(iii). Such adjustment shall be made on the basis that (i) the amount of consideration per share for which such Additional Shares of Other Stock may be issued equals a fraction (x) the denominator of which is the maximum number of Additional Shares of Other Stock necessary to effect the conversion or exchange of all such Convertible Securities, and (y) the numerator of which shall be the minimum consideration





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received and receivable by the Corporation for the issuance of such Additional
Shares of Other Stock pursuant to the terms of such Convertible Securities,
(ii) the maximum number of Additional Shares of Other Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the Computation Date (determined as set forth in the penultimate sentence of this Subsection), and (iii) the aggregate consideration for such maximum number of Additional Shares of Other Stock shall be deemed to be the minimum consideration received and receivable by the Corporation for issuance of such Additional Shares of Other Stock pursuant to the terms of such Convertible Securities.

                 For purposes of this Subsection, the "Computation Date" shall be the earliest of (a) the date on which the Corporation shall take a record of the holders of its Other Stock for the purpose of entitling them to receive any such Convertible Securities, (b) the date on which the Corporation shall enter into a firm contract for the issuance of such Convertible Securities, and (c) the date of actual issuance of such Convertible Securities. No adjustment of the Conversion Price shall be made under this Subsection upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants, options or other rights pursuant to Subsection 7(c)(iv).

                               (vi)     SUPERSEDING ADJUSTMENT OF CONVERSION
PRICE. If at any time after any adjustment of the Conversion Price shall have been made pursuant to the foregoing Subsections 7(c)(iv) or 7(c)(v) on the basis of the issuance of warrants, options or other rights or the issuance of other Convertible Securities or after any new adjustment of the Conversion Price shall have been made pursuant to this Subsection 7(c)(vi),

                                        (A)     such warrants, options or other
rights or the right of conversion or exchange in such other Convertible Securities shall expire, and a portion of such warrants, options or rights, or the right of conversion or exchange in respect of a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

                                        (B)     the consideration per share for
which Additional Shares of Other Stock are issuable pursuant to such warrants, options, or rights or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the arrival of a specified date or the happening of a specified event,





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such previous adjustment shall be rescinded and annulled and the Additional
Shares of Other Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such warrants, options or other rights, or other Convertible Securities on the basis of:

                                        (1)      treating the number of
Additional Shares of Other Stock, if any, theretofore actually issued or issuable pursuant to the previous exercise of such warrants, options or other rights or such right of conversion or exchange, as having been issued on the date or dates of such issuance as determined for purposes of such previous adjustment and for the consideration actually received therefor, and

                                        (2)      treating any such warrants,
options or other rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for such Additional Shares of Other Stock issuable under such warrants, options or other rights or other Convertible Securities, and, if and to the extent called for by the foregoing provisions of this Subsection 7(c) on the basis aforesaid, a new adjustment of the Conversion Price shall be made, and such new adjustment shall supersede the previous adjustment so rescinded and annulled. If any such superseding adjustment of the Conversion Price is made after conversion of the Note by a former holder of this Note, in lieu of such adjustment, if, and only if, such former holder owns shares of Common Stock of the Corporation obtained upon conversion of this Note, the Corporation shall have the option to purchase the number of shares of Common Stock from such former holder equal to the difference between (x) the number of shares of Common Stock which such former Holder received upon conversion prior to the adjustment, and (y) the number of shares of Common Stock which such former Holder would have received on conversion had such adjustment been made prior to conversion. The purchase price per share of such stock shall be $0.01 per share.



                                  (vii)    OTHER PROVISIONS APPLICABLE TO
ADJUSTMENTS UNDER THIS SECTION. The following provisions shall be applicable to the making of adjustments of the Conversion Price hereinbefore provided for in this Subsection 7(c):





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

                                        (A)     TREASURY STOCK.  The sale or
other disposition of any issued shares of Other Stock owned or held by or for the account of the Corporation shall be deemed an issuance thereof for purposes of this Subsection 7(c).

                                        (B)     COMPUTATION OF CONSIDERATION.
To the extent that any Additional Shares of Other Stock or any Convertible Securities or any warrants, options or other rights to subscribe for or purchase any Additional Shares of Other Stock or any Convertible Securities shall be issued solely for cash consideration, the consideration received by the Corporation therefor shall be deemed to be the amount of cash received by the Corporation therefor, or, if such Additional Shares of Other Stock or Convertible Securities are offered by the Corporation for subscription, the subscription price, or, if such Additional Shares of Other Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends, and after deductions for any compensation, underwriting discounts, placement fees or funding or financing commitment fees (but before deduction for any other expenses) paid or incurred by the Corporation for and in the underwriting of, or otherwise in connection with, the issue thereof. To the extent that such issuance shall be for a consideration other than solely for cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Corporation's Board of Directors. The consideration for any Additional Shares of Other Stock issuable pursuant to any warrants, options or other rights to subscribe for or purchase the same shall be the consideration received or receivable by the Corporation for issuing such warrant, options or other rights, plus the additional consideration payable to the Corporation upon the exercise of such warrants, options or other rights. The consideration for any Additional Shares of Other Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received or receivable by the Corporation for issuing any warrants, options or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Corporation in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Corporation upon the exercise of the right of conversion or exchange in such Convertible Securities.

                                        (C)     WHEN ADJUSTMENTS TO BE MADE.
The adjustments required by the preceding Subsections of this Subsection 7(c) shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Conversion Price that would otherwise be required shall be made (except in the case of a subdivision or combination of shares of the Other Stock, as provided for in Subsection 7(c)(i)) unless and until such





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

adjustment, either by itself or with other adjustments not previously made, adds or subtracts at least 1% to the Conversion Price, as determined in good faith by the Board of Directors of the Corporation. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Subsection 7(c) and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. All calculations made under this Subsection shall be made to the nearest cent. Notwithstanding any other provision of this Note, and except for a combination of shares or other adjustment pursuant to Section 7(c)(i), no adjustment to the Conversion Price shall be made which causes the Conversion Price to be increased; and once the Conversion Price is adjusted downward, it shall not be readjusted upward except as provided in subsection 7(c)(vi).

                                        (D)     FRACTIONAL INTERESTS.  In
computing adjustments under this Subsection 7(c), fractional interests in Other Stock shall be taken into account to the nearest one-thousandth of a share.

                                        (E) WHEN ADJUSTMENT NOT REQUIRED.  If
the Corporation shall take a record of the holders of its Other Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution thereof to shareholders, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then (i) thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled, or (ii) in the event that any such adjustment previously made in respect of such taking of record cannot be rescinded or annulled as a result of the conversion of this Note after the taking of such record occurs, in lieu of such recision or annulment of the adjustment, the Corporation shall have the option to purchase the number of shares of Common Stock from each former holder of this Note who owns shares obtained upon conversion of this Note, equal to the difference between (x) the number of shares of Common Stock which such former Holder had received upon conversion after such record date, and (y) the number of shares of Common Stock which such former Holder would have received on conversion had such adjustment been annulled or rescinded prior to conversion. The purchase price per share of such Common Stock shall be $.01 per share.

                                  (viii)   MERGER, CONSOLIDATION OR DISPOSITION
OF ASSETS. In case the Corporation shall merge or consolidate into another corporation, or shall sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation and such transaction does not constitute an Event of Default (or the Payee waives its right to accelerated payment under the

Investment Agreement), and pursuant to the terms of such merger, consolidation or disposition, shares of common stock of the successor or acquiring corporation (or any parent thereof) are to be received by or distributed to the holders of Other Stock of the Corporation, then the holder of this Note shall have the right thereafter to receive, upon conversion of this Note, shares of common stock equal to the number of shares of common stock of the successor or acquiring corporation receivable upon or as a result of such merger, consolidation or disposition of assets had the holder of this Note converted it into Common Stock of the Corporation immediately prior to such event. If, pursuant to the terms of such merger, consolidation or disposition of assets, any cash, shares of stock or other securities or property of any nature whatsoever (including warrants, options or other subscription or purchase rights) are to be received by or distributed to the holders of Other Stock of the Corporation (whether in addition to common stock of the successor or acquiring corporation, or any parent thereof, or otherwise) the Conversion Price in effect shall be adjusted to that number determined by multiplying the Conversion Price then in effect by a fraction (x) the numerator of which shall be the Current Market Price per share of Common Stock immediately prior to the closing of such merger, consolidation or disposition minus the portion applicable to one share of Common Stock of any such cash so distributable and of the fair value of any such shares of stock or other securities or property so received or distributed, and (y) the denominator of which shall be the Current Market Price per share of Common Stock immediately prior to the closing of such merger, consolidation or disposition. The fair value of any such shares of stock or other securities or property shall be determined pursuant to the Valuation Procedure. In case of any such merger, consolidation or disposition of assets, the successor or acquiring corporation shall expressly assume the due and punctual observance and performance of each and every covenant and condition hereof to be performed and observed by the Corporation and all of the obligations and liabilities hereunder, subject to such modification as shall be necessary to provide for adjustments to the Conversion Price which shall be as nearly equivalent as practicable to the adjustments provided for in this Subsection 7(c). For the purposes of this Subsection 7(c)(viii), "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class, which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption, and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event, and any warrants, options or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Subsection shall similarly apply to the successive mergers, consolidations or dispositions of assets.

                                  (ix)     SALE OF STOCK UNDER SECTION 11.1(B)
OF INVESTMENT AGREEMENT. If the Principal Stockholders invest in the Common Stock of the Corporation under Section 11.1(b)(ii) of the Investment Agreement, then the Conversion Price shall be adjusted as follows: the new Conversion Price shall be equal to a fraction, the numerator of which is the Conversion Principal outstanding, and the denominator of which is the number of shares into which the Note is convertible immediately prior to the adjustment, plus a number equal to ten percent (10%) of the number of shares of Common Stock purchased by the Principal Stockholders.

                          (d)     NO IMPAIRMENT.  The Corporation will not
through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Notes against impairment. Without limiting the generality of the foregoing, the Corporation (i) will not permit the par value of any shares of stock at the time receivable upon the conversion of the Notes to exceed the Conversion Price then in effect, (ii) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid nonassessable shares of stock on the conversion of the Notes, and (iii) will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issuable after the action upon the conversion of all of the Notes will exceed the total number of shares of Common Stock then authorized by the Corporation's Restated Articles of Incorporation and available for the purpose of issue upon such conversion.

                          (e)     CERTIFICATE AS TO ADJUSTMENTS.  Upon the
occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 7, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Payee a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or to be received by the Corporation for any Additional Shares of Other Stock issued or sold or deemed to have been issued, (ii) the number of shares of Other Stock then outstanding or deemed to be outstanding, and (iii) the Conversion Price in effect immediately prior to such issue or sale and as adjusted and readjusted on account thereof, showing how it was calculated. The Corporation shall, as promptly as practicable following its receipt of the written request, but in any event within five Business Days after receipt of such written request, of the Payee furnish or cause to be furnished to the Payee a like certificate setting forth (i) the Conversion Price at the time in effect, showing how it was calculated, and (ii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of this Note.

                          (f)     NOTICES OF RECORD DATE.  In the event of any
taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to the Payee at least thirty days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

                          (g)     COMMON STOCK RESERVED.  The Corporation shall
at all times reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Notes.

                          (h)     CLOSING OF BOOKS.  The Corporation will not
close its books against the permitted transfer of this Note or its conversion.

                          (i)     REGISTRATION; TRANSFER TAXES.  The
Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of the Notes. Upon the surrender of this Note at such place, the Corporation shall, at the request of the Payee execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the amount of this Note represented by the surrendered Note (and the Corporation forthwith shall cancel such surrendered Note), subject to the requirements of applicable securities laws. Each such new Note shall be registered in such name and shall represent such amount as shall be requested by the Payee and shall be substantially identical in form to this Note. The issuance of new Notes shall be made without charge to the Payee for any issuance tax in respect of any transfer involved in the issuance and delivery of any Note in a name of (i) the Payee, or (ii) any affiliate of the Payee.

                          (j)     DEFINITIONS.  The following terms shall have
the following meanings, which meanings shall be equally applicable to the singular and plural forms of such terms:

                                  "Business Day" means any day which is not a
Saturday or a Sunday or a public holiday or a day on which banks are required or permitted to close under the laws of the State of Texas.

                                  "Common Stock" means the Common Stock of the
Corporation, par value $0.001.

                                  "Convertible Stock" means the Corporation's
Class A Cumulative Convertible Preferred Stock, par value $0.001 per share, outstanding on the date of this Note.

                                  "Current Market Price" per share of Common
Stock at the date herein specified, shall be deemed to be the average of the Closing Prices for ten consecutive Business Days immediately prior to the day in question or, if no Closing Price is reported, the average of the closing bid and asked prices. "Closing Prices" for each such Business Day shall be the last sale price reported on the National Association of Securities Dealers Automated Quotations System ("NASDAQ") on the preceding Business Day or, if the Common Stock is an issue for which last sale prices are not reported on NASDAQ, the closing bid quotation on such day (the closing bid quotation for a given day shall be the highest bid quotation as quoted in any of The Wall Street Journal, the national Quotation Bureau pink sheets, quotation sheets of registered marketmakers and, if necessary, dealer's telephone quotations), but, in each of the preceding two cases, if the relevant NASDAQ price or quotation did not exist on such day, then the price or quotation on the next preceding Business Day in which there was such a price or quotation.

                                  "Other Stock" shall have the meaning assigned
to it in Section 7(c)(i).

                                  "Permitted Common Stock Issuances" means (i)
shares of Common Stock or options issuable under the Corporation's existing stock option plans and 401(k) plans, so long as such shares issued and outstanding under these plans do not exceed fifteen percent (15%) of the issued and outstanding capital stock of the Corporation on a fully diluted basis; (ii) shares of Common Stock issuable upon conversion of this Note, and (iii) warrants issuable upon prepayment of the Note and Common Stock issuable upon exercise thereof, (iv) shares of Common Stock issuable upon conversion of the Convertible Stock, and (v) shares of Common Stock issuable upon exercise of warrants of the Corporation outstanding on the date hereof.

                                  "Principal Stockholders" shall mean each of
the Corporation's stockholders owning five percent (5%) or more of the Corporation's issued and outstanding capital stock on a fully diluted basis.

                                  "Qualified Public Offering" means a secondary
public offering of the Corporation's stock which results in net proceeds to the Corporation of at least $15,000,000.

                 8. SUBORDINATION. The holder hereof has agreed to subordinate the payments of this Note to certain lenders in certain circumstances upon the terms and conditions set forth in the Investment Agreement.

                 9. EVENTS OF DEFAULT. The occurrence of any one or more of the Events of Default set forth in the Investment Agreement shall be an Event of Default hereunder.

                 10. REMEDIES. Upon the occurrence of and during the continuation of any Event of Default, Payee shall have the rights, and shall be entitled to the remedies, set forth in the Investment Agreement.

                 11.      REMEDIES CUMULATIVE, ETC.

                          (a)     No right or remedy conferred upon or reserved
to Payee, or now or hereafter existing at law or in equity or by statute or other legislative enactment, is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and concurrent, and shall be in addition to every other such right or remedy, and may be pursued singly, concurrently, successively or otherwise, at the sole discretion of Payee, and shall not be exhausted by any one exercise thereof but may be exercised as often as occasion therefor shall occur. No act of Payee shall be deemed or construed as an election to proceed under any one such right or remedy to the exclusion of any other such right or remedy. Furthermore, each such right or remedy of Payee shall be separate, distinct and cumulative and none shall be given effect to the exclusion of any other. The failure to exercise or delay in exercising any such right or remedy, or the failure to insist upon strict performance of any term of this Note shall not be construed as a waiver or release of the same, or of any event of default thereunder, or of any obligation or liability of Maker thereunder.

                          (b)     Maker hereby waives presentment, demand
notice of nonpayment, protest, notice of protest or other notice of dishonor, and any and all other notices in connection with any default in the payment of, or any enforcement of the payment of all amounts due under this Note. To the extent permitted by law, Maker waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect.

                          (c)     Maker and Payee each agree that any action or
proceeding against Maker to enforce this Note shall be commenced in any court having jurisdiction in the County of Dallas in the State of Texas and Maker waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail in accordance with the notice provisions set forth herein.

                 12. SEVERABILITY. If for any reason one or more of the provisions of this Note or their application to any person or circumstance shall be held to be invalid, illegal or unenforceable in any respect or to any extent, such provisions shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible. In addition, any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained therein.

                 13. SUCCESSORS AND ASSIGNS. This Note inures to the benefit of Payee and binds Maker, and their respective successors and assigns, and the words "Payee" and "Maker" whenever occurring herein shall be deemed and construed to include such respective successors and assigns.

                 14. NOTICES. All notices required to be given to any of the parties hereunder shall be given as provided in the Investment Agreement.

                 15. CAPTIONS. The captions or headings of the paragraphs in this Note are for convenience only and shall not control or affect the meaning or construction of any of the terms or provisions of this Note.

                 16. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of Texas.

                 IN WITNESS WHEREOF, Maker has executed this Promissory Note the day and year first above written.


                                                THE QUIZNO'S CORPORATION


                                                By: Richard E. Schaden
                                                    ---------------------------
                                                    Title:  President

                                   EXHIBIT A

THIS WARRANT (AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT) AND THE COMMON SHARES INTO WHICH SUCH SECURITIES ARE CONVERTIBLE ARE SUBJECT TO AN INVESTMENT AGREEMENT DATED DECEMBER 31, 1996, AND A STOCKHOLDERS AGREEMENT DATED AS OF DECEMBER 31, 1996, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION AND WILL BE FURNISHED TO THE HOLDER ON REQUEST TO THE SECRETARY OF THE CORPORATION. SUCH INVESTMENT AGREEMENT AND STOCKHOLDERS AGREEMENT PROVIDE, AMONG OTHER THINGS, FOR CERTAIN RESTRICTIONS ON VOTING, SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS WARRANT AND THAT THE HOLDER HAS RIGHTS TO REQUIRE REPURCHASE BY THE CORPORATION UPON THE OCCURRENCE OF CERTAIN EVENTS. THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION, SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.



                           WARRANT TO PURCHASE SHARES
                  OF COMMON STOCK OF THE QUIZNO'S CORPORATION

                                                       Issued Date: ____________

                 THIS CERTIFIES THAT, for value received, ______________ ("Holder"), is entitled, subject to the provisions and upon the terms and conditions hereinafter set forth, to subscribe for and purchase up to ___________1 shares (as adjusted pursuant to the provisions hereof), (the "Number") of the fully paid and nonassessable Common Stock, par value $.001, of THE QUIZNO'S CORPORATION, a Colorado corporation (the "Company" or the "Corporation"), for a price per share (the "Warrant Price") equal to $3.10 (as adjusted, pursuant to the provisions hereof).

                 As used herein, the term "Shares" shall mean the Company's presently authorized Common Stock, or any stock into or for which such Common Stock shall have been or may hereafter be converted or exchanged pursuant to the Amended and





__________________________________

1. The number of shares of Common Stock issuable upon exercise will be the amount of Conversion Principal (as defined in the Note) paid on the Note divided by the Conversion Price of the Note on the Grant date.

Restated Articles of Incorporation of the Company as from time to time amended as provided by law and in such Articles (hereinafter the "Charter"), the term "Note" shall mean that certain Senior Subordinated Convertible Note due 2001 issued by the Corporation to Retail & Restaurant Growth Capital, L.P. on December __, 1996, and the term "Grant Date" shall mean ___________2. Capitalized terms used and not defined herein shall have the meanings set forth in a certain Investment Agreement dated as of December 31, 1996 by and between the Company and Retail & Restaurant Growth Capital, L.P. (the "Investment Agreement").

                 1. Term. Subject to the provisions of this Warrant the purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time prior to 5:00 p.m. (Dallas time) on the earlier of (a) December 31, 2004, or (b) six years after prepayment in full of the Note.

                 2.       Method of Exercise.

                          2.1     Standard Method.  The purchase right
represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, by either, at the election of the holder hereof,
(a) the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A-1 duly executed) at the principal office of the Company and by the payment to the Company, by check or by wire transfer, of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased or (b) if in connection with a registered public offering of the Company's securities (provided that such offering includes Shares and that the holder shall have elected to participate therein pursuant to the exercise of the registration rights referred to in Section 6 hereof), the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A-2 duly executed) at the principal office of the Company together with notice of arrangements reasonably satisfactory to the Company and any underwriter, in the case of an underwritten registered public offering, for payment to the Company either by certified or bank check or by wire transfer from the proceeds of the sale of Shares to be sold by the holder in such public offering of an amount equal to the then applicable Warrant Price per Share multiplied by the number of Shares then being purchased; however, notwithstanding the cash payment requirements set forth in this Section 2.1, the Holder shall be entitled to use the net issue exercise option as hereinafter provided in Section 2.2. The person or persons in whose name(s) any certificate(s) representing Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on





__________________________________

2. The "Grant Date" is the date the Company makes a payment of Conversion Principal on the Note and simultaneously issues a Warrant.

the date or dates upon which this Warrant is exercised and the then applicable Warrant Price paid. In the event of any exercise of the rights represented by this Warrant, certificates for the Shares of stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within ten days of receipt of such notice and payment of the then applicable Warrant Price and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised and containing the same terms and conditions of this Warrant shall also be issued to the holder hereof as soon as possible and in any event within such ten-day period.

                          2.2     Net Issue Exercise.  In lieu of exercising
this Warrant for cash, holder may elect to receive Shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to Holder that number of Shares computed using the following formula:

                                   X= Y(A-B)
                                      ------
                                        A
Where

              X =     the number of Shares to be issued to Holder.

              Y = the number of Shares purchasable under this Warrant (or such lesser amount as equals the number of Shares which could be purchased with the portion of this Warrant being cancelled).

              A =     the Current Market Price (as defined below) of one Share.

              B = the Warrant Price (as adjusted to the date of such calculations).


                 3. Stock Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Warrant, and all shares into which such Shares are convertible will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by the Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of Shares to provide for the exercise of the unexercised rights represented by this Warrant.

                 4.       Adjustment of Warrant Price and Number of Shares.
The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows: The "Warrant Price" shall initially be $3.10 and shall be adjusted and readjusted from time to time as provided in this Warrant.

                 (a)      Adjustments to Warrant Price.

                          (i)     Stock Dividends, Subdivisions and
Combinations, Non Pro-Rata Repurchases. In case at any time or from time to time the Corporation shall:

                                  (A)      take a record of the holders of its
Other Stock (as defined below) for the purpose of entitling them to receive a dividend payable in, or other distribution of, Other Stock (other than Common Stock), or

                                  (B)      subdivide its outstanding shares of
Other Stock into a larger number of shares of Other Stock, or

                                  (C)      combine its outstanding shares of
Other Stock into a smaller number of shares of Other Stock,

then the Warrant Price in effect immediately after the happening of any such event shall be proportionately decreased, in case of the happening of events described in subparagraphs A or B above, or proportionately increased, in case of the happening of events described in subparagraph C above. "Other Stock" shall mean the Common Stock and shall also include all other stock of the Corporation of any other class other than Convertible Stock. A reclassification of the Other Stock into shares of Other Stock and shares of any other class of stock shall be deemed a distribution by the Corporation to the holders of its Other Stock of such shares of such other class of stock within the meaning of this Subsection and, if the outstanding shares of Other Stock shall be changed into a larger or smaller number of shares of Other Stock as a part of such reclassification, shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Other Stock within the meaning of this Subsection a(i).

                          (ii)    Repurchase of Other Stock.  In case at any
time or from time to time, the Corporation shall (except as hereinafter provided) repurchase any Other Stock (the "Repurchased Stock"), then upon the consummation of such repurchase the Warrant Price then in effect shall be decreased to an amount determined by multiplying the Warrant Price in effect immediately prior to such adjustment by a fraction, (x) the numerator of which is the Current Market Price (as defined below) per share of Common Stock as determined on the date on which such repurchase is made, and (y) the denominator of which is the Current Market Price per share of Common Stock on the date immediately prior to such repurchase (after giving effect to any stock splits, stock dividends or other stock repurchases between the date of such repurchase and the date on which such calculation is made); provided, however, that if the numerator of such fraction is greater than the denominator of such fraction, then no adjustment to the Warrant Price shall be made. No adjustment of the Warrant Price shall be made under this Subsection upon the repurchase of the Repurchased Stock if such repurchase, together with all repurchases during the previous twelve (12) calendar months, is a repurchase of less than the sum of (1) 5% of the issued and outstanding Other Stock determined as of the date of such repurchase, plus (2) repurchases of stock options and Other Stock underlying such stock options in a transaction or series of transactions during such twelve (12) month period not exceeding $50,000 in the aggregate.

                          (iii)   Issuance of Additional Shares of Other Stock.
"Additional Shares of Other Stock" shall mean all shares of Other Stock issued by the Corporation after the date of this Warrant other than (i) the shares of Common Stock issued to a holder of Convertible Stock upon conversion of such Convertible Stock, and (ii) Permitted Common Stock Issuances. In case at any time or from time to time, the Corporation shall (except as hereinafter provided) issue, whether in connection with the merger of a corporation into the Corporation or otherwise, any Additional Shares of Other Stock for a consideration per share less than the Warrant Price then in effect (as so adjusted from time to time for additional issuances, reductions and other adjustments to the number of shares of Common Stock outstanding, including without limitation stock splits, stock dividends, reverse stock splits, pro rata repurchases) and any other good faith transfer of securities or other transaction which results in an increase or decrease in the number of shares of Common Stock outstanding, (such amount per share, the "Minimum Issue Price") on the Computation Date (determined as set forth below), then the Warrant Price shall be adjusted to be that number determined by multiplying the Warrant Price in effect immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Other Stock then outstanding, plus the number of shares of Other Stock which the aggregate consideration for the total number of such Additional Shares of Other Stock so issued would purchase at the Minimum Issue Price per share of Common Stock and (y) the denominator of which shall be the number of shares of Other Stock then outstanding plus the number of such Additional Shares of Other Stock so issued. The provisions of this Subsection shall not apply to any issuance of Additional Shares of Other Stock for which an adjustment is provided under Subsection 4(a)(i). No adjustment of the Warrant Price shall be made under this Subsection upon the issuance of any Additional Shares of Other Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants, options or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant or other rights therefor) pursuant to Subsection (iv) or (v) of Subsection

4(a). "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for Additional Shares of Other Stock, either immediately or upon the arrival of a specified date or the happening of a specified event. For purposes of this Subsection, the "Computation Date" shall be the earlier of (x) the date on which the Corporation shall enter into a firm contract for the issuance of such Additional Shares of Other Stock, or (y) the date of actual issuance of such Additional Shares of Other Stock.

                          (iv)    Issuance of Warrants, Options or Other
Rights. In case at any time or from time to time, the Corporation shall take a record of the holders of its Other Stock for the purpose of entitling them to receive a distribution of, or shall otherwise issue, any warrants, options or other rights to subscribe for or purchase any Additional Shares of Other Stock or any Convertible Securities (other than Permitted Common Stock Issuances and Common Stock issuable upon conversion of Convertible Stock), and the consideration per share for which Additional Shares of Other Stock may at any time thereafter be issuable pursuant to such warrants, options or other rights or pursuant to the terms of such Convertible Securities shall be less than the Minimum Issue Price then in effect on the Computation Date (as determined below), then the Warrant Price shall be adjusted as provided in the second sentence of Subsection 4(a)(iii). Such adjustment shall be made on the basis that (i) the consideration per share for which such Additional Shares of Other Stock may be issued equals a fraction, (x) the denominator of which is the maximum number of Additional Shares of Other Stock issuable pursuant to all such warrants, options or other rights or necessary to effect the conversion or exchange of all such Convertible Securities, and (y) the numerator of which is the minimum consideration received and receivable by the Corporation for such Additional Shares of Other Stock pursuant to such warrants, options or other rights or pursuant to the terms of such Convertible Securities, (ii) the maximum number of Additional Shares of Other Stock issuable pursuant to all such warrants, options or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the Computation Date (determined as set forth in the last sentence of this Subsection), and (iii) the aggregate consideration for such maximum number of Additional Shares of Other Stock shall be deemed to be the minimum consideration received and receivable by the Corporation for the issuance of such Additional Shares of Other Stock pursuant to such warrants, options or other rights or pursuant to the terms of such Convertible Securities.

                 For purposes of this Subsection, the "Computation Date" shall be the earliest of (a) the date on which the Corporation shall take a record of the holders of its Other Stock for the purpose of entitling them to receive any such warrants, options or other rights, (b) the date on which the Corporation shall enter into a firm contract for the issuance of such warrants, options or other rights, and (c) the date of actual issuance of such warrants, options or other rights.

                          (v)     Issuance of Convertible Securities.  In case
at any time or from time to time, the Corporation shall take a record of holders of the Other Stock for the purpose of entitling them to receive a distribution of, or shall otherwise issue, any Convertible Securities (other than Permitted Common Stock Issuances, and Convertible Stock) and the consideration per share for which additional shares of other stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the Minimum Issue Price then in effect on the Computation Date (as determined below), then the Warrant Price shall be adjusted as provided in the second sentence of Subsection 4(a)(iii). Such adjustment shall be made on the basis that (i) the amount of consideration per share for which such Additional Shares of Other Stock may be issued equals a fraction (x) the denominator of which is the maximum number of Additional Shares of Other Stock necessary to effect the conversion or exchange of all such Convertible Securities, and (y) the numerator of which shall be the minimum consideration received and receivable by the Corporation for the issuance of such Additional Shares of Other Stock pursuant to the terms of such Convertible Securities, (ii) the maximum number of Additional Shares of Other Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the Computation Date (determined as set forth in the penultimate sentence of this Subsection), and
(iii) the aggregate consideration for such maximum number of Additional Shares of Other Stock shall be deemed to be the minimum consideration received and receivable by the Corporation for issuance of such Additional Shares of Other Stock pursuant to the terms of such Convertible Securities.

                 For purposes of this Subsection, the "Computation Date" shall be the earliest of (a) the date on which the Corporation shall take a record of the holders of its Other Stock for the purpose of entitling them to receive any such Convertible Securities, (b) the date on which the Corporation shall enter into a firm contract for the issuance of such Convertible Securities, and (c) the date of actual issuance of such Convertible Securities. No adjustment of the Warrant Price shall be made under this Subsection upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants, options or other rights pursuant to Subsection 4(a)(iv).

                          (vi)    Superseding Adjustment of Warrant Price.  If
at any time after any adjustment of the Warrant Price shall have been made pursuant to the foregoing Subsections 4(a)(iv) or 4(a)(v) on the basis of the issuance of warrants, options or other rights or the issuance of other Convertible Securities or after any new adjustment of the Warrant Price shall have been made pursuant to this Subsection 4(a)(vi),

                                  (A)      such warrants, options or other
rights or the right of conversion or exchange in such other Convertible Securities shall expire, and a portion of such warrants, options or rights, or the right of conversion or exchange in respect of a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

                                  (B)      the consideration per share for
which Additional Shares of Other Stock are issuable pursuant to such warrants, options, or rights or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the arrival of a specified date or the happening of a specified event, such previous adjustment shall be rescinded and annulled and the Additional Shares of Other Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such warrants, options or other rights, or other Convertible Securities on the basis of:

                                        (1)     treating the number of
Additional Shares of Other Stock, if any, theretofore actually issued or issuable pursuant to the previous exercise of such warrants, options or other rights or such right of conversion or exchange, as having been issued on the date or dates of such issuance as determined for purposes of such previous adjustment and for the consideration actually received therefor, and

                                        (2)     treating any such warrants,
options or other rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for such Additional Shares of Other Stock issuable under such warrants, options or other rights or other Convertible Securities, and, if and to the extent called for by the foregoing provisions of this Subsection 4(a) on the basis aforesaid, a new adjustment of the Warrant Price shall be made, and such new adjustment shall supersede the previous adjustment so rescinded and annulled. If any such superseding adjustment of the Warrant Price is made after the exercise of this Warrant by a former Holder of this Warrant, in lieu of such adjustment, if, and only if, such former Holder owns shares of Common Stock of the Corporation obtained upon exercise of this Warrant, the Corporation shall have the option to purchase the number of shares of Common Stock from such former Holder equal to the difference between (x) the number of shares of Common Stock which such former Holder received upon exercise prior to the adjustment, and (y) the number of shares of Common Stock which such former Holder would have received on exercise had such adjustment been made prior to exercise. The purchase price per share of such stock shall be $0.01 per share.

                          (vii)   Other Provisions Applicable to Adjustments
Under this Section. The following provisions shall be applicable to the making of adjustments of the Warrant Price hereinbefore provided for in this Subsection 4(a):

                                  (A)      Treasury Stock.  The sale or other
disposition of any issued shares of Other Stock owned or held by or for the account of the Corporation shall be deemed an issuance thereof for purposes of this Subsection 4(a).

                                  (B)      Computation of Consideration.  To
the extent that any Additional Shares of Other Stock or any Convertible Securities or any warrants, options or other rights to subscribe for or purchase any Additional Shares of Other Stock or any Convertible Securities shall be issued solely for cash consideration, the consideration received by the Corporation therefor shall be deemed to be the amount of cash received by the Corporation therefor, or, if such Additional Shares of Other Stock or Convertible Securities are offered by the Corporation for subscription, the subscription price, or, if such Additional Shares of Other Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends, and after deductions for any compensation, underwriting discounts, placement fees or funding or financing commitment fees (but before deduction for any other expenses) paid or incurred by the Corporation for and in the underwriting of, or otherwise in connection with, the issue thereof. To the extent that such issuance shall be for a consideration other than solely for cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Corporation's Board of Directors. The consideration for any Additional Shares of Other Stock issuable pursuant to any warrants, options or other rights to subscribe for or purchase the same shall be the consideration received or receivable by the Corporation for issuing such warrant, options or other rights, plus the additional consideration payable to the Corporation upon the exercise of such warrants, options or other rights. The consideration for any Additional Shares of Other Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received or receivable by the Corporation for issuing any warrants, options or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Corporation in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Corporation upon the exercise of the right of conversion or exchange in such Convertible Securities.

                                  (C)      When Adjustments to be Made.  The
adjustments required by the preceding Subsections of this Subsection 4(a) shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Warrant Price that would otherwise be required shall be made (except in the case of a subdivision or combination of shares of the Other Stock, as provided for in Subsection 4(a)(i)) unless and until such adjustment, either by itself or with other adjustments not previously made, adds or subtracts at least 1% to the Warrant Price, as determined in good faith by the Board of Directors of the Corporation. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Subsection 4(a) and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence, All calculations made under this Subsection shall be made to the nearest cent. Notwithstanding any other provision of this Warrant, and except for a combination of shares or other adjustment pursuant to
Section 4(a)(i), no adjustment to the Warrant Price shall be made which causes the Warrant Price to be increased; and once the Warrant Price is adjusted downward, it shall not be readjusted upward except as provided in Section 4(a)(vi).

                                  (D)      Fractional Interests.  In computing
adjustments under this Subsection 4(a), fractional interests in Other Stock shall be taken into account to the nearest one-thousandth of a share.

                                  (E)      When Adjustment not Required.  If
the Corporation shall take a record of the Holders of its Other Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution thereof to shareholders, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then (i) thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled, or (ii) in the event that any such adjustment previously made in respect of such taking of record cannot be rescinded or annulled as a result of the conversion of this Warrant after the taking of such record occurs, in lieu of such recision or annulment of the adjustment, if the Warrant was exercised by a former Holder of this Warrant, and if such former Holder owns shares of Common Stock of the Corporation obtained upon exercise of this Warrant, the Corporation shall have the option to purchase the number of shares of Common Stock from such former Holder equal to the difference between (x) the number of shares of Common Stock which such former Holder had received upon conversion after such record date, and (y) the number of shares of Common Stock which such former Holder would have received on conversion had such adjustment been annulled or rescinded prior to conversion. The purchase price per share of such Common Stock shall be $.01 per share.

                          (viii)  Merger, Consolidation or Disposition of
Assets. In case the Corporation shall merge or consolidate into another corporation, and such transaction does not constitute an Event of Default (or the Payee waives its right to accelerated payment under the Investment Agreement) or shall sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation and pursuant to the terms of such merger, consolidation or disposition, shares of common stock of the successor or acquiring corporation (or any parent thereof) are to be received by or distributed to the holders of Other Stock of the Corporation, then the Holder of this Warrant shall have the right thereafter to receive, upon conversion of this Warrant, shares of common stock equal to the number of shares of common stock of the successor or acquiring corporation receivable upon or as a result of such merger, consolidation or disposition of assets had the Holder of this Warrant converted it into Common Stock of the Corporation immediately prior to such event. If, pursuant to the terms of such merger, consolidation or disposition of assets, any cash, shares of stock or other securities or property of any nature whatsoever (including warrants, options or other subscription or purchase rights) are to be received by or distributed to the holders of Other Stock of the Corporation (whether in addition to common stock of the successor or acquiring corporation, or any parent thereof, or otherwise) the Warrant Price in effect shall be adjusted to that number determined by multiplying the Warrant Price then in effect by a fraction (x) the numerator of which shall be the Current Market Price per share of Common Stock immediately prior to the closing of such merger, consolidation or disposition minus the portion applicable to one share of Common Stock of any such cash so distributable and of the fair value of any such shares of stock or other securities or property so received or distributed, and (y) the denominator of which shall be the Current Market Price per share of Common Stock immediately prior to the closing of such merger, consolidation or disposition. The fair value of any such shares of stock or other securities or property shall be determined pursuant to the Valuation Procedure. In case of any such merger, consolidation or disposition of assets, the successor or acquiring corporation shall expressly assume the due and punctual observance and performance of each and every covenant and condition hereof to be performed and observed by the Corporation and all of the obligations and liabilities hereunder, subject to such modification as shall be necessary to provide for adjustments to the Warrant Price which shall be as nearly equivalent as practicable to the adjustments provided for in this Subsection 4(a). For the purposes of this Subsection 4(a)(viii), "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class, which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption, and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event, and any warrants, options or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Subsection shall similarly apply to the successive mergers, consolidations or dispositions of assets.

                          (ix)    Sale of Stock under Section 11.1(b) of
Investment Agreement. If the Principal Stockholders invest in the Common Stock of the Corporation under Section 11.1(b)(ii) of the Investment Agreement, then the Warrant Price shall be adjusted as follows: the new Warrant Price shall be equal to a fraction the numerator of which is the Conversion Principal paid on the Note and the denominator of which is the number of shares into which the Warrant is exercisable immediately prior to the adjustment plus a number equal to ten percent (10%) of the number of shares of Common Stock purchased by the Principal Stockholders.

                 (b) Adjustment to Number. At the time the Warrant Price is adjusted, the Number shall also be adjusted by multiplying the Number immediately prior to the adjustment by a fraction the numerator of which is the Warrant Price immediately prior to the adjustment and the denominator of which is the adjusted Warrant Price.

                 (c) No Impairment. The Corporation will not through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Corporation (i) will not permit the par value of any shares of stock at the time receivable upon the exercise of this Warrant to exceed the Warrant Price then in effect, (ii) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid nonassessable shares of stock on the exercise of this Warrant, and (iii) will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock issuable after the action upon the exercise of this Warrant and all other warrants, options and other right to acquire Common Stock will exceed the total number of shares of Common Stock then authorized by the Charter and available for the purpose of issue upon such exercise.

                 (d) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Warrant Price and the Number pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or to be received by the Corporation for any Additional Shares of Other Stock issued or sold or deemed to have been issued, (ii) the number of shares of Other Stock then outstanding or deemed to be outstanding, and (iii) the Warrant Price and the Number in effect immediately prior to such issue or sale and as adjusted and readjusted on account thereof, showing how each was calculated. The Corporation shall, as promptly as practicable following its receipt of the written request, but in any event within five Business Days after receipt of such written request, of the Holder furnish or cause to be furnished to the Holder a like certificate setting forth (i) the Warrant Price and Number at the time in effect, showing how each was calculated, and (ii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of this Warrant.

                 (e) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to the Holder at least thirty days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

                 (f) Common Stock Reserved. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of this Warrant.

                 (g) Closing of Books. The Corporation will not close its books against the permitted transfer of this Warrant or its exercise.

                 (h) Registration; Transfer Taxes. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of this Warrant. Upon the surrender of this Warrant at such place, the Corporation shall, at the request of the Holder execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the amount of this Warrant represented by the surrendered Warrant (and the Corporation forthwith shall cancel such surrendered Warrant), subject to the requirements of applicable securities laws. Each such new Warrant shall be registered in such name and shall represent such amount as shall be requested by the Holder and shall be substantially identical in form to this Warrant. The issuance of new Warrants shall be made without charge to the Holder for any issuance tax in respect of any transfer involved in the issuance and delivery of any Warrant in a name of
(i) the Holder, or (ii) any affiliate of the Holder.

                 (i) Definitions. The following terms shall have the following meanings, which meanings shall be equally applicable to the singular and plural forms of such terms:

                                  "Business Day" means any day which is not a
Saturday or a Sunday or a public holiday or a day on which banks are required or permitted to close under the laws of the State of California.

                                  "Common Stock" means the Common Stock of the
Corporation, par value $0.001.

                                  "Convertible Stock" means the Corporation's
Class A Cumulative Convertible Preferred Stock, par value $0.001 per share, outstanding on the date of this Note.

                                  "Current Market Price" per share of Common
Stock at the date herein specified, shall be deemed to be the average of the Closing Prices for ten consecutive Business Days immediately prior to the day in question or, if no Closing Price is reported, the average of the closing bid and asked prices. "Closing Prices" for each such Business Day shall be the last sale price reported on the National Association of Securities Dealers Automated Quotations System ("NASDAQ") on the preceding Business Day or, if the Common Stock is an issue for which last sale prices are not reported on NASDAQ, the closing bid quotation on such day (the closing bid quotation for a given day shall be the highest bid quotation as quoted in any of The Wall Street Journal, the national Quotation Bureau pink sheets, quotation sheets of registered marketmakers and, if necessary, dealer's telephone quotations), but, in each of the preceding two cases, if the relevant NASDAQ price or quotation did not exist on such day, then the price or quotation on the next preceding Business Day in which there was such a price or quotation.

                                  "Other Stock" shall have the meaning assigned
to it in Section 4(a)(i).

                                  "Permitted Common Stock Issuances" means (i)
shares of Common Stock or options issuable under the Corporation's existing stock option plans and 401(k) plans, so long as such shares issued and outstanding under these plans do not exceed fifteen percent (15%) issued and outstanding of the capital stock of the Corporation on a fully diluted basis;
(ii) shares of Common Stock issuable upon conversion of this Note, (iii) warrants issuable upon prepayment of the Note and Common Stock issuable upon exercise thereof; (iv) shares of Common Stock issuable upon conversion of the Convertible Stock, and (v) shares of Common Stock issuable upon exercise of warrants of the Corporation outstanding on December 31, 1996.

                                  "Principal Stockholders" shall mean each of
the Corporation's Stockholders owning five percent (5%) or more of the Corporation's issued and outstanding capital stock on a fully diluted basis.

                                  "Qualified Public Offering" means a secondary
public offering of the Corporation's stock which results in net proceeds to the Corporation of at least $15,000,00

                                  "Warrants" means the warrants issued upon
payment of the Note.

                 5. Fractional Shares. No fractional Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

                 6. Other Agreements. This Warrant and the Shares, when issued, are subject to the terms and conditions of an Investment Agreement and a Stockholders Agreement, each dated as of December 31, 1996, among the Company and the "Holders" identified therein, and the holder of this Warrant and the Shares into which it is exercisable is entitled to the benefits and is subject to the obligations set forth therein which may limit the right of the holder to transfer this Warrant and such Shares, entitle the holder to receive certain information from the Company, entitle the holder to certain registration rights and other rights concerning the sale of the Warrant or Shares in certain transactions and contain certain other rights and restrictions.

                 7. Representations and Warranties. This Warrant is issued and delivered on the basis of the following representations and warranties of the Company:

                          7.1     Authorization and Delivery.  This Warrant has
been duly authorized and executed by the Company and when delivered will be the valid and binding obligation of the Company enforceable in accordance with its terms;

                          7.2     Warrant Shares.  The Warrant Shares have been
duly authorized and reserved for issuance by the Company and, when issued and paid for in accordance with the terms hereof, will be validly issued, fully paid and nonassessable;

                          7.3     Rights and Privileges.  The rights,
preferences,privileges and restrictions granted to or imposed upon the Shares and the holders thereof are as set forth herein and in the Company's Charter are true and complete copies of which have been delivered to the original warrant holder; and

                          7.4     No Inconsistency.  The execution and delivery
of this Warrant are not, and the issuance of the Warrant upon exercise of this Warrant in accordance with the terms hereof will not be,inconsistent with the Company's Charter or by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person.

                 8. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

                 9. Notice of Expiration. The Company shall give notice of expiration of this Warrant to Holder sixty (60) days prior to the end of the term.

                 10. Notices. Any notice which is required or permitted to be given pursuant hereto shall be given in the manner provided in the Investment Agreement.

                 11. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger or consolidation, and all of the obligations of the Company relating to the Shares issuable upon the exercise of this Warrant shall be as set forth in the Company's Charter and the Company's by-laws (each as amended from time to time) and shall survive the exercise and termination of this Warrant and all of the covenants and agreements herein and in such other documents and instruments of the Company shall inure to the benefit of the successors and assigns of the holder hereof. The Company will, at the time of the exercise of this Warrant, in whole or in part, upon request of the holder hereof but at the Company's expense, acknowledge in writing its continuing obligation to the holder hereof in respect of any rights (including, without limitation, any right to registration of the Shares issuable upon exercise of this Warrant) to which the holder hereof shall continue to been titled after such exercise in accordance with this Warrant; provided, that the failure of the holder hereof to make any such request shall not affect the continuing obligation of the Company to the holder hereof in respect of such rights.

                 12. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

                 13. Governing Law. This warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the state of Texas

                 IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed and delivered this Warrant as of this day and year set forth at the beginning of this Warrant.

                                                  THE QUIZNO'S CORPORATION, a
                                                  Colorado corporation

                                                  By:_____________________


                                                  Its: ___________________

                                  EXHIBIT A-1
                               Notice of Exercise

To: The Quizno's Corporation

                 1. The undersigned hereby elects to purchase shares of Common Stock of THE QUIZNO'S CORPORATION pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

                 2. Please issue a certificate or certificates representing said shares in the name of the undersigned or, subject to compliance with the restrictions on transfer set forth in Section 7 of the Warrant, in such other name or names as are specified below:

                        ________________________________
                                     (Name)

                        ________________________________
                                   (Address)

                 3. The undersigned represents that the aforesaid shares being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

                                   Signature


                              ____________________________
                                        (Name of Signatory)

                      By:     ____________________________

                     Its:     _____________________________

Date:

                                  EXHIBIT A-2
                               Notice of Exercise


To: The Quizno's Corporation

                 1. Contingent upon and effective immediately prior to the closing (the "Closing") of the Company's public offering contemplated by
the Registration Statement on Form S    , filed                   ,      , the
undersigned hereby elects to purchase shares of Common Stock of the Company (or such lesser number of shares as may be sold on behalf of the undersigned at the Closing) pursuant to the terms of the attached Warrant.

                 2.       Please deliver to the custodian for the selling
shareholders a stock certificate representing such        shares.

                 3.       The undersigned has instructed the custodian for the
selling shareholders to deliver to the Company $        or, if less, the net
proceeds due the undersigned from the sale of shares in the aforesaid public offering. If such net proceeds are less than the purchase price for such shares, the undersigned agrees to deliver the difference to the Company prior to the Closing.



                                      Signature
Date: